                                                                    EXHIBIT 4(g)

                    SIXTH AMENDMENT TO THE CREDIT AGREEMENT
                               AND LIMITED WAIVER

         THIS SIXTH AMENDMENT TO THE CREDIT AGREEMENT AND LIMITED WAIVER (this "Amendment") is entered into as of October 13, 1999 among FRUIT OF THE LOOM, INC., a Delaware corporation (the "Borrower"), Fruit of the Loom, Ltd., a Cayman Islands company (the "Parent") and certain Subsidiaries of the Borrower as Guarantors, the Lenders party hereto and BANK OF AMERICA, N.A. (formerly NationsBank, N.A.), as Administrative Agent for the Lenders (the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).


                                 R E C I T A L S

         WHEREAS, the Borrower, certain Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of September 19, 1997 (as amended by that certain First Amendment to the Credit Agreement dated as of March 26, 1998, that certain Second Amendment to the Credit Agreement dated as of July 2, 1998, that certain Third Amendment to the Credit Agreement dated as of December 31, 1998, that certain Fourth Amendment to the Credit Agreement dated as of March 10, 1999, that certain Fifth Amendment to the Credit Agreement dated as of July 20, 1999 and as otherwise amended or modified from time to time, and to which the Parent and certain Subsidiaries of the Parent have been joined as Guarantors and Credit Parties, the "Credit Agreement");

         WHEREAS, Events of Default will exist under the Credit Agreement as a result of the failure of the Credit Parties to be able to comply with the terms of Section 7.2 of the Credit Agreement for the fiscal quarters ending September 30, 1999 and December 31, 1999 (the "Financial Covenant Defaults");

         WHEREAS, the Borrower has requested that the Required Lenders provide a limited waiver of the Financial Covenant Defaults and continue to make available to the Borrower the Extensions of Credit provided under the Credit Agreement; and

         WHEREAS, the Required Lenders are willing to provide a limited waiver of the Financial Covenant Defaults and to continue to make available the Extensions of Credit to the Borrower, based upon and subject to the terms and conditions specified in this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                A G R E E M E N T

                                    SECTION 1
                          REAFFIRMATION/LIMITED WAIVER

         1.1 Reaffirmation of Existing Debt and Liens. The Credit Parties acknowledge and confirm that (a) the Collateral Agent, on behalf of the Lenders and the other Secured Parties (as defined in the Collateral Documents), has valid and enforceable first priority perfected security interests in the Collateral, which security interests are not adversely affected or impaired by this Amendment, (b) the Borrower's obligation to repay the outstanding principal amount of the Loans and reimburse the Issuing Lender for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims, (c) the unconditional Guaranty of Payment set forth in Section 4 of the Credit Agreement and all other obligations of the Guarantors under the Credit Documents are hereby reaffirmed in full by each Guarantor, (d) the Agents and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (e) by entering into this Amendment, the Lenders party hereto do not waive (except for the limited waiver of the Financial Covenant Defaults specified below) or release any term or condition of the Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder.

         1.2      Limited Waiver.

         The Borrower acknowledges the Financial Covenant Defaults that will result from the failure of the Credit Parties to be able to comply with the financial covenants contained in Section 7.2 of the Credit Agreement for the fiscal quarters ending September 30, 1999 and December 31, 1999. The Required Lenders hereby waive the Financial Covenant Defaults for the period from September 30, 1999 through January 31, 2000 (the "Waiver Period"), subject to the terms and conditions set forth herein. This limited waiver shall not modify or affect (a) the Credit Parties' obligation to comply with the terms of Section
7.2 of the Credit Agreement on and at all times after January 31, 2000, including without limitation the application of the financial covenants in
Section 7.2 as measured as of September 30, 1999, December 31, 1999 and thereafter and (b) the Credit Parties' obligation to comply fully with any other duty, term, condition, obligation or covenant contained in the Credit Agreement and the other Credit Documents.

         Except for the limited waiver set forth above, nothing contained herein shall be deemed to constitute a waiver of any rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Credit Document or under applicable law; it being understood that the Administrative Agent and the Lenders may not exercise their rights and remedies with respect to the Financial Covenants Defaults during the Waiver Period as long as no other Default or Event of Default occurs or exists. The limited waiver set forth herein shall be effective only in this specific instance for the duration of the Waiver Period and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising. This is a one-time waiver, and the Administrative Agent and the Lenders shall have no obligation to extend the waiver or otherwise amend the Credit Agreement at the end of the Waiver Period.

         The Credit Parties acknowledge and agree that unless the Required Lenders further amend the Credit Agreement or otherwise agree in writing to continue this waiver beyond January 31, 2000, an Event of Default will exist under the Credit Agreement at the expiration of the Waiver Period, and thereafter the Administrative Agent and the Lenders may pursue all rights and remedies available to them under the Credit Agreement, the other Credit Documents and applicable law.

                                    SECTION 2
                         AMENDMENTS TO CREDIT AGREEMENT

         2.1      Definitions.

                  (a) Inactive Domestic Subsidiary. A new definition of "Inactive Domestic Subsidiary" is added to Section 1.1 of the Credit Agreement, in the appropriate alphabetical order, to read as follows:

                           "Inactive Domestic Subsidiary" means any Domestic
                  Subsidiary that is inactive, has no on-going business and holds no assets.

                  (b) Guarantor. The definition of "Guarantor" set forth in
         Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           "Guarantor" means each of the Parent and the Domestic
                  Subsidiaries of the Parent (other than a Receivables Subsidiary and Inactive Domestic Subsidiaries) and each Additional Credit Party which has executed a Joinder Agreement or otherwise becomes a Guarantor hereunder, together with their successors and assigns.

                  (c) Material Subsidiary. Clause (i) of the definition of "Material Subsidiary" is amended and restated in its entirety to read as follows:

                           (i) on and as of such date of determination owns or
                  accounts for (or to which may be attributed) at least $500,000 in sales, earnings or assets or

                  (d) Permitted Investments. Clause (o) of the definition of "Permitted Investments" set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety and a new clause (p) is added to said definition, each to read as follows:

                           (o) Investments made pursuant to clause (o) of this
                  definition of "Permitted Investments" as it existed prior to the Sixth Amendment to this Credit Agreement and (p) subsequent to September 30, 1999, the Investments identified on Schedule 1.1(b).

         2.2 Subsidiaries. The first sentence of Section 6.15 of the Credit Agreement is amended and restated in its entirety to read as follows:

                  Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Credit Party and identifies which of such Subsidiaries are Material Domestic Subsidiaries and Material First Tier Foreign Subsidiaries.

         2.3      Information Covenants.

                  (a) Section 7.1(i) of the Credit Agreement is amended to insert the words "or the Required Lenders" after the words "an Agent" set forth therein.

                  (b) A new paragraph (k) is added to Section 7.1 of the Credit Agreement to read as follows:

                           (k) Monthly and Weekly Financial Information. The Borrower shall:

                                    (i) furnish, or cause to be furnished, to
                           the Administrative Agent and each of the Lenders:

                                            (A) a consolidated balance sheet and
                                    income statement of the Parent and its
                                    Subsidiaries as of the end of each month, together with related consolidated statements of cash flows, (1) with respect to the month ended September 30, 1999, on or before November 4, 1999, (2) with respect to the month ending October 31, 1999, on or before November 15, 1999, (3) with respect to the month ending November 30, 1999, on or before December 15, 1999 and (4) with respect to the month ending December 31, 1999, a forecast of such financial information for such month on or before January 14, 2000; and

                                            (B) by 5:00 p.m. on Wednesday of
                                    each week, (1) an actual cash flow statement for the prior week and (2) cash flow projections for the next succeeding 13 weeks.

                           All such financial information described in this clause (k)(i) shall be in form and detail reasonably acceptable to the Administrative Agent and shall be accompanied by a certificate of a Financial Officer of the Borrower to the effect that such monthly financial statements and weekly cash flow projections fairly present in all material respects the financial condition of the Parent and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustment.

                                    (ii) hold a monthly meeting, in person or by
                           teleconference, of the chief financial and operations officers of the Borrower, with the Administrative Agent and the Lenders.

                  (c) a new paragraph (l) is added to Section 7.1 of the Credit Agreement to read as follows:

                           (l) Inventory Audit. Immediately upon receipt
                  thereof, but in any event no later than October 15, 1999, the comprehensive audit of the consolidated inventory of the Credit Parties and their Subsidiaries prepared by the Borrower as of August 28, 1999.

                  (d) a new paragraph (m) is added to Section 7.1 of the Credit Agreement to read as follows:

                           (m) FY 2000 Business Plan. Immediately upon
                  completion thereof by the Borrower and its financial consultants, and in any event no later than November 15, 1999, the comprehensive business plan for the Parent and its Subsidiaries for the fiscal year beginning January 1, 2000, in form and substance reasonably acceptable to the Lenders.

         2.4 Additional Credit Parties. The first sentence of Section 7.12 of the Credit Agreement is amended to delete the words "Material Domestic Subsidiary" therein and to insert the words "Domestic Subsidiary" in substitution therefor.

         2.5 Real Estate Collateral. Section 7.14(b)(i) of the Credit Agreement is amended to delete the words "Section 8.5(j)" set forth therein and to insert the words "Section 8.5(i)" in substitution therefor.

         2.6 Indebtedness. Section 8.1(h) of the Credit Agreement is amended and restated in its entirety to read as follows:

                  (h) Receivables Facility Attributed Indebtedness not to exceed $240 million, in the aggregate, at any one time outstanding.

         2.7 Sale of Assets. Section 8.5 of the Credit Agreement is amended to delete clauses (i) and (j) therein in their entirety and to insert a new clause (i) in substitution therefor, to read as follows:

                  (i) the transfer of those assets identified on Schedule 7.14, plus, subsequent to September 30, 1999, other transfers of assets not to exceed, in the aggregate, $2,000,000 but only if, with respect to any transfer permitted by this clause (i), (i) such transfer is for fair market value, (ii) at the time of such transfer no Default or Event of Default exists and is continuing (other than the Financial Covenant Defaults) and (iii) as a result of such transfer no Material Adverse Effect would occur or be reasonably likely to occur, it being agreed that the transfer of the assets set forth on Schedule 7.14 will not cause a Material Adverse Effect.

         2.8 Limitation on Non Credit Party Operations. Section 8.14 of the Credit Agreement is amended to delete the words ", together with the Domestic Subsidiaries that are not Guarantors," set forth therein in their entirety.

         2.9      Voluntary Prepayments of Other Indebtedness. A new Section
8.15 is added to the Credit Agreement to read as follows:

                  8.15     VOLUNTARY PREPAYMENTS OF OTHER INDEBTEDNESS.

                  No Credit Party will, nor will it permit its Subsidiaries to, directly or indirectly, make any voluntary prepayment or defeasance of any Funded Debt other than the Credit Party Obligations.

         2.10 Payments to Insiders. A new Section 8.16 is added to the Credit Agreement to read as follows:

                  8.16     PAYMENTS TO INSIDERS.

                  No Credit Party shall, nor shall it permit its Subsidiaries to, make any payments or otherwise transfer any assets of such Credit Party or Subsidiary of a Credit Party to any officer, director, employee or shareholder of the Borrower other than (a) salary and other usual compensation in the ordinary course of business, (b) scheduled dividends on the existing preferred stock of the Borrower and (c) usual and customary director's fees and meeting expenses in the ordinary course of business.

         2.11 Cash Accounts. A new Section 8.17 is added to the Credit Agreement to read as follows:

                  8.17     CASH ACCOUNTS.

                  Except for the accounts set forth on Schedule 8.17 which shall be swept daily to an account with a Lender and which shall be moved to an account with a Lender on or before December 31, 1999, no Credit Party will, nor will it permit its Domestic Subsidiaries to, hold or maintain any cash or Cash Equivalents with any bank or other financial institution, or with any other Person, other than one or more of the Lenders.

         2.12 Events of Default. Section 9.1(c)(i) of the Credit Agreement is amended to delete the reference to "8.13" set forth therein and to insert "8.17" in substitution therefor.

         2.13 New Schedules. A new Schedule 1.1(b), a new Schedule 8.17, and an amended and restated Schedule 6.15 are added to the Credit Agreement in the form attached hereto.

                                    SECTION 3
                              CONDITIONS PRECEDENT

         3.1 Conditions Precedent. This Amendment shall not be effective until the following conditions have been satisfied or waived by the Required
Lenders:

                  (a) Receipt by the Administrative Agent of copies of this Amendment duly executed by the Credit Parties and the Required Lenders.

                  (b) Receipt by the Administrative Agent or the Collateral Agent, as applicable, of (i) Joinder Agreements from each Domestic Subsidiary (other than Inactive Domestic Subsidiaries), if any, that is not currently a Guarantor, (ii) the pledge of 65% of the stock of any Material First Tier Foreign Subsidiary (as defined subsequent to the execution and delivery of this Amendment) not currently pledged to the Administrative Agent (together, as applicable, with stock certificates and undated stock powers executed in blank with respect thereto) all as reasonably deliverable by the Borrower and reasonably required by the Collateral Agent and (iii) such other documents, instruments, certificates, resolutions and opinions as requested by the Administrative Agent in connection therewith to the extent such can be reasonably delivered on or before the date hereof.

                  (c) Receipt by the Agents of a certificate of the corporate secretary of each of the Credit Parties certifying as to resolutions or authorization of each Credit Party approving and adopting this Amendment and the transactions contemplated herein, including any new Joinder Agreements and/or pledge of Collateral, and authorizing execution and delivery hereof and thereof.

                  (d) Receipt by the Agents of an opinion or opinions from counsel to the Credit Parties relating to this Amendment and the transactions contemplated herein, including any new Joinder Agreements and/or pledge of Collateral, in each case in form and substance satisfactory to the Agents, addressed to the Agents on behalf of the Lenders and dated as of the date hereof.

                  (e) The payment by the Borrower of (i) an amendment fee to each Lender who duly executes and delivers this Amendment of one-quarter of one percent (.25% ) of its current total Commitment,
         (ii) the fees set forth in that certain Fee Letter, dated as of October 13, 1999 between the Borrower and the Administrative Agent, (iii) all reasonable documented legal costs and expenses incurred by the Administrative Agent on or before September 30, 1999 in connection with the Credit Documents and the transactions with respect thereto and (iv) the reasonable documented out-of-pocket expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein, including, without limitation, reasonable documented legal fees and expenses.

                  (f) Receipt by the Administrative Agent of evidence that:

                           (i) any default by any of the Credit Parties or their
                  Subsidiaries under that certain accounts receivable securitization program (the "Receivables Securitization") evidenced by that certain Receivables Purchase Agreement, dated as of December 18, 1996 (as amended), among FTL Receivables Company as Seller, Union Underwear Company, Inc. as initial Servicer, Barton Capital Corporation as Purchaser and Societe Generale as Agent, due to a decline in the Borrower's long-term unsecured senior debt rating has been unconditionally waived by the Purchaser and the Agent thereunder through at least October 31, 1999.

                           (ii) any default by any of the Credit Parties or
                  their Subsidiaries under the CSFB Advantage Lease Financing due to a decline in the Borrower's long-term unsecured senior debt rating has been unconditionally waived by the Synthetic Lease Creditors through at least January 31, 2000.

                  Notwithstanding the above, the Credit Parties acknowledge and agree that if either of the waivers described above shall terminate prior to the dates specified above, this Amendment, and the limited waiver provided to the Credit Parties hereunder, shall terminate contemporaneously therewith.

                  (g) Confirmation that counsel for the Administrative Agent has engaged Price Waterhouse Coopers LLP (the "Consultant") on behalf of the Lenders to (i) evaluate and verify the financial information prepared by the Credit Parties' financial accountants, auditors and advisors, (ii) investigate, evaluate and advise the Lenders concerning a wide range of financial and operational issues relating to the cash flow projections and business plan of the Credit Parties and their Subsidiaries and (iii) meet periodically with and report to the Lenders its findings and recommendations. The exact scope of the Consultant's services shall be agreed upon by the Consultant and the Administrative Agent on behalf of the Lenders and set forth in writing to the Borrower. The Borrower shall pay all reasonable documented costs associated with the retention of the Consultant. No Credit Party will, nor will it permit any of its Subsidiaries to, deny or limit, or allow to be denied or limited, the Consultant's access to all documentation, places of business, officers and other employees, and other information which would facilitate the ability of the Consultant to perform its functions within the scope and for the term of its engagement. The Administrative Agent shall notify the Consultant of the confidentiality provisions set forth in Section 11.16 of the Credit Agreement and the Consultant shall agree to keep all information obtained in the course of its engagement confidential in a similar manner.


                                    SECTION 4
                                  MISCELLANEOUS

         4.1 William Farley Compensation, Dividends and Fees. The Credit Parties represent and warrant to the Lenders, that for the period from October 1, 1999 through January 31, 2000, the only compensation, fees and dividends that are considered ordinary course of business with respect to William Farley are set forth on Schedule A attached hereto. The Credit Parties acknowledge and agree that if, without the prior written consent of the Required Lenders, any amounts are paid to William Farley between October 1, 1999 and January 31, 2000, other than as set forth on Schedule A, an Event of Default will immediately exist, and the Lenders shall have all rights and remedies with respect thereto.

         4.2 Operational Covenant. The Borrower agrees to use its best efforts to formulate and institute, on or before November 15, 1999, a covenant with respect to the business operations of the Credit Parties, including, without limitation, manufacturing variances, in form and substance acceptable to the Required Lenders.

         4.3 Ratification of Credit Agreement. The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         4.4 Authority/Enforceability. Each of the Credit Parties, the Administrative Agent and the Lenders party hereto represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

         4.5 No Default. The Credit Parties represent and warrant to the Lenders that (a) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default except the Financial Covenant Defaults that are subject to the limited waiver set forth herein.

         4.6 General Release. In consideration of the Required Lenders entering into this Amendment, the Credit Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

         4.7 Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         4.8 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.


                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:
                                           FRUIT OF THE LOOM, INC.,
                                           a Delaware corporation

                                           By:
                                              ----------------------------------
                                           Name:  Brian J. Hanigan
                                           Title:  Vice President and Treasurer


GUARANTORS:
                                           FRUIT OF THE LOOM, LTD.,
                                           a Cayman Islands company

                                           UNION UNDERWEAR COMPANY, INC.,
                                           a New York corporation

                                           ALICEVILLE COTTON MILL, INC.,
                                           an Alabama corporation

                                           THE B.V.D. LICENSING CORPORATION,
                                           a Delaware corporation

                                           FAYETTE COTTON MILL, INC.,
                                           an Alabama corporation

                                           FOL CARIBBEAN CORPORATION,
                                           a Delaware corporation

                                           FRUIT OF THE LOOM ARKANSAS, INC.,
                                           an Arkansas corporation

                                           FRUIT OF THE LOOM CARIBBEAN, INC.,
                                           a Delaware corporation

                                           FRUIT OF THE LOOM, INC.,
                                           a New York corporation

                                           FRUIT OF THE LOOM TEXAS, INC.,
                                           a Texas corporation

                                           FTL SALES COMPANY, INC.,
                                           a New York corporation

                                           GITANO FASHIONS LIMITED,
                                           a Delaware corporation

                                           GREENVILLE MANUFACTURING, INC.,
                                           a Mississippi corporation

                                           JET SEW TECHNOLOGIES, INC.,
                                           a New York corporation

                                           MARTIN MILLS, INC.,
                                           a Louisiana corporation

                                           PRO PLAYER, INC.,
                                           a New York corporation

                                           RABUN APPAREL, INC.,
                                           a Georgia corporation

                                           RUSSELL HOSIERY MILLS, INC.,
                                           a North Carolina corporation

                                           SALEM SPORTSWEAR CORPORATION,
                                           a Delaware corporation

                                           SHERMAN WAREHOUSE CORPORATION,
                                           a Mississippi corporation

                                           UNION SALES, INC.,
                                           a Delaware corporation

                                           UNION YARN MILLS, INC.,
                                           an Alabama corporation

                                           WHITMIRE MANUFACTURING, INC.,
                                           a South Carolina corporation

                                           WINFIELD COTTON MILL, INC.,
                                           an Alabama corporation

                                           FTL REGIONAL SALES COMPANY, INC.,
                                           a Delaware corporation

                                           LEESBURG YARN MILLS, INC.,
                                           an Alabama corporation

                                           SALEM SPORTSWEAR, INC.,
                                           a New Hampshire corporation

                                           FRUIT OF THE LOOM TRADING COMPANY,
                                           a Delaware corporation

                                           DEKALB KNITTING CORPORATION,
                                           an Alabama corporation

                                           LEESBURG KNITTING MILLS, INC.,
                                           an Alabama corporation

                                           NWI LAND MANAGEMENT CORP.
                                           a Delaware corporation

                                           FTL INVESTMENTS, INC.,
                                           a Delaware corporation

                                           FTL SYSTEMS,  INC.,
                                           a Tennessee corporation



                                           By:
                                              ----------------------------------
                                           Name:  Brian J. Hanigan
                                           Title: Vice President and a Financial
                                                  Officer of each of the
                                                  foregoing entities identified
                                                  as a Guarantor

LENDERS:


                                           BANK OF AMERICA, N.A.
                                           (FORMERLY NATIONSBANK, N.A)
                                           individually in its capacity as a
                                           Lender and in its capacity as
                                           Administrative Agent and Collateral
                                           Agent


                                           By:
                                              ----------------------------------
                                           Name:  Leesa Sluder
                                           Title: Senior Vice President

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                           BANKERS TRUST COMPANY


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           THE BANK OF NEW YORK


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           THE BANK OF NOVA SCOTIA


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           THE CHASE MANHATTAN BANK


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           ABN AMRO BANK N.V.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           BANK AUSTRIA CREDITANSTALT
                                           CORPORATE FINANCE, INC.



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT


                                           CREDIT AGRICOLE INDOSEUZ


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT




                                           CREDIT LYONNAIS CHICAGO BRANCH



                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT




                                           CREDIT SUISSE FIRST BOSTON


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT




                                           BANK ONE, NA (MAIN OFFICE CHICAGO)


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           THE FUJI BANK, LIMITED


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT




                                           GULF INTERNATIONAL BANK B.S.C.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           HIBERNIA NATIONAL BANK


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT




                                           THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           GENERAL ELECTRIC CAPITAL CORPORATION

                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           THE NORTHERN TRUST COMPANY


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           CO_PERATIEVE CENTRALE RAIFFEISEN-
                                           BOERENLEENBANK B.A. "RABOBANK
                                           NEDERLAND", NEW YORK BRANCH


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           SOCIETE GENERALE


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           TORONTO DOMINION (TEXAS), INC.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           UNION BANK OF CALIFORNIA, N.A.


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                      SIGNATURE PAGE TO SIXTH AMENDMENT TO
                       FRUIT OF THE LOOM CREDIT AGREEMENT



                                           THE ASAHI BANK, LTD., NEW YORK BRANCH


                                           By:
                                               ---------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------

                                 SCHEDULE 1.1(b)

     Investment Fund                  Commitment          Unfunded as of 9/30/99
Maveron Equity Partners, L.P.        $3,000,000.00             $1,600,000.00
Telesoft Partners                    $3,000,000.00             $1,751,000.00
                                     -------------             -------------

Total                                $6,000,000.00             $3,351,000.00

                                  SCHEDULE 8.17

                                [TO BE PROVIDED]

                       AMENDED AND RESTATED SCHEDULE 6.15

                                [TO BE PROVIDED]

                                   SCHEDULE A
               COMPENSATION, DIVIDENDS AND FEES TO WILLIAM FARLEY


         ITEM                                                                          AMOUNT
         ----                                                                          ------
Preferred Stock Dividends                                                            $1,613,439.80

Salary (October, 1999 through December, 1999)                                        $87,500/month

Salary (January, 2000)                                                                 $166,666.00

Director meetings and fees                                                          $1,000/meeting

Normal travel and business reimbursement expenses in the ordinary course of business and in accordance with Fruit of the Loom policy.